Filed Pursuant to 424(b)(2)

Registration Statement on Form S-1

SEC File No. 333-156457

PROSPECTUS

1,746,100 SHARES

COMMON STOCK

TK STAR DESIGN, INC.

This is a resale prospectus for the resale of up to 1,746,100 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Thomas P. Kinney, our president, is registering an aggregate of 1,000,000 shares (or approximately 57.3% of the total shares being registered). We will not receive any proceeds from the sale of any of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. In November 2008, we sold 750,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. Of the 750,000 shares sold, 325,000 shares were sold to our outside counsel. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed price of $.01 per share for the duration of this offering even if our shares are quoted on the OTCBB.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2009.

PROSPECTUS SUMMARY

About TK Star Design, Inc.

TK Star Design, Inc. was founded as an unincorporated business entity in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008.

We currently repair, maintain and service metal gym and heavy duty weight equipment for commercial gyms and health club facilities located in the Metropolitan New York Area.

During November 2008, we sold 750,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. The price per share was determined by our board of directors so as to be equal to our par value per share ($.001). Our president is selling an aggregate of 1,000,000 shares or approximately 57.3% of the 1,746,100 shares being registered. Upon the completion of this offering, our president will beneficially own an aggregate of 84.4% of our outstanding common stock assuming the sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by clients, potential clients and others, as well as the possibility of providing liquidity to our shareholders.

TK Star Design, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 220 Dupont Avenue, Newburgh, NY 12540, and our telephone number is 845-591-5467. We may refer to ourselves in this document as "TK Star”, the “Company,” "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 15.5% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,746,100 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”)  in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed price of $.01 per share for the duration of this offering even if our shares are quoted on the OTCBB.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2007	September 30, 2008
		(unaudited)
Current assets	$7,177	$6,337

Current liabilities	$10,000	$13,500

Stockholders’ deficit	$(2,823)	$(7,163)

Income Data:
	Year Ended December 31,		Nine Months Ended September 30,
	2007	2006	2008	2007
			(unaudited)	(unaudited)
Net revenues	$53,396	$37,778	$74,045	$36,041
Operating expenses	$56,219	$37,778	$78,385	$36,041
Net income (loss)	$(2,823)	$-0-	$(4,340)	$-0-
Net income (loss) per common share - basic and diluted	$(0.00)	$0.00	$(0.00)	$0.00
Weighted average number of shares outstanding – basic and diluted	10,500,000	10,500,000	10,500,000	10,500,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Our auditors’ report on our financial statements contains an explanatory paragraph emphasizing that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. Absent financial resources, we will be unable to undertake programs designed to expand our business.

Our auditors’ report on our financial statements contains an explanatory paragraph emphasizing that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. TK Star has limited financial resources and has not established a source of equity or debt financing. In addition, TK Star had negative working capital at December 31, 2007 of $2,823 and $7,163 at September 30, 2008.

If we are unable to generate additional revenue or obtain financing or if the financing we do obtain is insufficient, we will be unable to expand our operations. To date, no TK Star officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

TK Star is and will continue to be completely dependent on the services of our founder and president, Thomas P. Kinney, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

TK Star’s operations and business strategy are completely dependent upon the knowledge and reputation of Thomas P. Kinney. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.  We will fail without Mr. Kinney or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Kinney naming us as the beneficiary when and if we obtain the resources to do so and he remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.

All of our revenues in 2007 were derived from services to one unrelated customer who currently is in Chapter 11 Bankruptcy.

A significant portion of our revenues (100% in 2007, 39.3% in 2006 and 85.21% during the nine months ended September 30, 2008) was derived from sales to one unrelated customer, Bally’s Total Fitness. This trend is likely to continue for the foreseeable future. We do not have any contract or other commitments from Bally’s. Bally’s has filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court. There is no way of knowing when or if Bally’s will emerge from bankruptcy.  If we lost Bally’s as a customer or if the amount of work that we perform for Bally’s decreases significantly, our operations are likely to fail.

4.

Thomas P. Kinney, our chief executive officer and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Thomas P. Kinney has no meaningful financial reporting education or experience. He is and will be heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

5.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889 on February 1, 2008 we will be required, beginning with our year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ending December 31, 2010. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

6.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

7.

Mr. Kinney, our president, has made all decisions concerning his compensation.

There is no employment contract with Mr. Kinney at this time. Nor are there any agreements for compensation in the future. Mr. Kinney’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation. He will continue making decisions about the timing and amount of his compensation until we have a sufficient number of directors to establish a compensation committee of the board of directors. Mr. Kinney’s decisions about his compensation may not be in the best interests of other shareholders.

Risks Related to Our Common Stock

8.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (87,750,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

9.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (99,000,000) but unissued (87,750,000) common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

10.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

11.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of TK Star and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #12 below.

12.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

13.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

14.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

15.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

16.

All 1,746,100 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,746,100 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

17.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 84.4% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

18.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

19.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

20.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, , we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations are automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In November 2008, TK Star sold 750,000 shares of its common stock to 39 people for $750. Of the 750,000 shares, 325,000 shares were sold to our outside counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis. It was also intended to get relatives and business associates of management involved in our business. Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending us to friend and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 1,746,100 of our 11,250,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At February 4, 2009, we had 40 shareholders.

Of the total outstanding shares, an aggregate of 10,500,000 shares were issued to Thomas P. Kinney, our chief executive officer, upon our incorporation in Nevada in November 2008 in exchange for the operating business and assets of TK Star Design, an unincorporated business. The newly-issued shares were recorded to reflect the $.001 par value.

An additional 750,000 shares were issued to 39 additional shareholders at $.001 per share for $750 in cash in November 2008. These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided. Each of these 39 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description. All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. TK Star has made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.2 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of November 25, 2008 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to TK Star or Affiliates

Thomas P. Kinney	10,500,000	1,000,000	9,500,000 84.4%	President, Chief Executive Officer, Chief Financial Officer and Chairman
Kowalsky, Terry	65,000	64,900	100	Director
Catherine E. Kowalsky	10,000	9,900	100	Wife of Terry Kowalsky
Wolff, Gary B.	325,000	324,,900	100	Outside counsel to Company
Bottega, John	10,000	9,900	100	Shareholder only
Bready, Kris	10,000	9,900	100	Shareholder only
Drummond, Richard	10,000	9,900	100	Shareholder only
Graham, Alexander	10,000	9,900	100	Shareholder only
Greeley, Matthew	10,000	9,900	100	Shareholder only
Greeley, John P.	10,000	9,900	100	Shareholder only
Hutchinson, James	10,000	9,900	100	Shareholder only
Hyman, Elissa	10,000	9,900	100	Shareholder only
Kowalsky, Garrett	10,000	9,900	100	Son of Terry Kowalsky
Kowalsky, Justin	10,000	9,900	100	Son of Terry Kowalsky
Kowalsky, Linda	10,000	9,900	100	Wife of Timothy Kowalsky
Kowalsky, Timothy	10,000	9,900	100	Brother of Terry Kowalsky
Lassite, Johnr	10,000	9,900	100	Business associate
Lassiter, Tanesha	10,000	9,900	100	Wife of John Lassiter
Marino, John	10,000	9,900	100	Shareholder only
Christine, Marino	10,000	9,900	100	Shareholder only
Mc Bride, Peter	10,000	9,900	100	Shareholder only
McBride, Andrea	10,000	9,900	100	Shareholder only
McTernan, Beatrice	10,000	9,900	100	Shareholder only
McTernan, James	10,000	9,900	100	Shareholder only
Monette, Abigail	10,000	9,900	100	Shareholder only
Monette, Chris	10,000	9,900	100	Shareholder only
Monette, Karen	10,000	9,900	100	Shareholder only
Monette, Ray	10,000	9,900	100	Shareholder only
Saperstein,	10,000	9,900	100	Shareholder only
Saperstein, Harriet	10,000	9,900	100	Shareholder only
Shoobs, Abigail	10,000	9,900	100	Shareholder only
Shoobs, Adrian	10,000	9,900	100	Shareholder only
Shoobs, Elizabeth	10,000	9,900	100	Shareholder only
Shoobs, Nathaniel	10,000	9,900	100	Shareholder only
Stern, Ronald B.	10,000	9,900	100	Business associate
Sundberg, Edward A.	10,000	9,900	100	Shareholder only
Tetreault, Paul F.	10,000	9,900	100	Shareholder only
Viens, Donna	10,000	9,900	100	Shareholder only
Wolff, Brian	10,000	9,900	100	Adult son of Gary B. Wolff
Young, Steven	10,000	9,900	100	Shareholder only

	11,250,000	1,746,100	9,503,900

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Thomas P. Kinney, our chief executive officer, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Kinney’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us. He, nevertheless, is offering 9.5% of his shareholder interest (1,000,000 shares out of his total holdings of 10,500,000 shares) in this offering (8.9% of all outstanding common shares). As officer/control persons of TK Star, Mr. Kinney may not avail himself of the provisions of Rule 144.

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering must offer their respective shares at a fixed price of $.01 per share for the duration of this offering even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in November 2008. All of our outstanding shares were issued at $.001 per share in November 2008 including those 10,500,000 shares issued to our president at the time that we incorporated in Nevada in exchange for the business of the previously unincorporated business then owned solely by him. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no TK Star common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of TK Star common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefor) would be an aggregate of 750,000 shares which may be sold by our 39 other shareholders (excluding our president who, as an underwriter, may not utilize Rule 144) each commencing on or about November 2009 since the placement occurred while the Company was a non-reporting entity.

TK Star has agreed to register 1,746,100 shares of the 11,250,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

A summary of our operations follows for the years ended December 31, 2007 and 2006 follows:

	2007	2006

Revenues	$53,396	$37,778

Expenses:
Operating	24,798	19,445
Shop and equipment	10,850	11,441
General and administrative	12,669	1,475
Compensation	7,912	5,417
Total	56,219	37,778

Net Loss	$(2,823)	$-0-

Revenues - One unrelated customer comprised all of our sales in 2007. In 2006, four unrelated customers comprised 39.3%, 18.2%, 23.9% and 18.2% (or an aggregate of 99.6%) of the Company’s sales. Bally’s, the customer that made up 39.3% of sales in 2006, made up all of 2007 sales. Bally’s has filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court. There is no way of knowing when or if Bally’s will emerge from bankruptcy. If we lost Bally’s as a customer or if the amount of work that we perform for Bally’s decreases significantly, our operations are likely to fail.

Operating – consists of our costs to travel to gyms and the related costs of supplies.

Shop and equipment – consists principally of shop rent.

General and administrative – consists principally of professional fees.

Compensation – was paid to Mr. Kinney.

Nine Months ended September 30, 2008 and 2007

A summary of our operations follows for the nine months ended September 30, 2008 and 2007 follows:

	2008	2007

Revenues	$74,045	$36,041

Expenses:
Operating	5,100	20,591
Shop and equipment	6,728	8,250
General and administrative	4,500	1,500
Compensation	62,057	5,700
Total	78,385	36,041

Net Loss	$(4,340)	$-0-

Revenues - In 2008, two unrelated customers comprised of 85.21% and 8.67% (or an aggregate of 93.88%) of our sales. We performed services for four other unrelated customers in 2008. One unrelated customer comprised all of our sales in 2007. We do not have ongoing contracts with any customer. Any customer can cease using our services at any time for any reason.

The customer that made up 85.21% of sales in 2008 and all of our sales in 2007, Bally’s Total Fitness, made up all of 2007 sales. Bally’s has filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court. There is no way of knowing when or if that Bally’s will emerge from bankruptcy. If we lost Bally’s as a customer or if the amount of work that we perform for Bally’s decreases significantly, our operations are likely to fail.

Operating – consists of our costs to travel to gyms and the related costs of supplies. During 2007 the Company reimbursed many of these costs separately. In 2008, Mr. Kinney received higher compensation and incurred those costs from his own resources.

Shop and equipment – consists principally of shop rent.

General and administrative – consists principally of professional fees.

Compensation – was paid to Mr. Kinney.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

TK Star will pay all costs relating to this offering estimated at $65,000. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of TK Star until we are able to pay the full amount due either from revenues or loans from our president. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when TK Star has the financial resources to do so. A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between TK Star, our president and our counsel (filed as Exhibit 10.1) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.

Our auditors’ report on our financial statements contains an explanatory paragraph emphasizing that there is significant uncertainty about our ability to continue as a going concern. We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company are kept under control. We will continue to negotiate with vendors to defer payment of amounts due. To the extent that we are unable to defer payments, our president generally reduces his compensation to permit us to pay vendors. This strategy has succeeded in the past. However, no assurances can be given that our strategy will be successful in the future or that we will continue as a going concern.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of TK Star because the shares may be issued to parties or entities committed to supporting existing management.

In November 2008, TK Star sold 750,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. Of the 750,000 shares, 325,000 shares were sold to our outside counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis. It was also intended to get relatives and business associates of management involved in our business. Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with our annual report for the year ended December 31, 2009, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for TK Star’s financial statements issued in 2008; however, earlier application is encouraged. TK Star is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

On February 15, 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

The FASB, the Emerging Issues Task Force and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of September 30, 2007 that will become effective in subsequent periods; however, management of TK Star does not believe that any of those pronouncements would have significantly affected TK Star’s financial accounting measurements or disclosures had they been in effect during 2007, and it does not believe that any of those pronouncements will have a significant impact on TK Star’s financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

TK Star Design, Inc. was founded as an unincorporated business entity by Thomas P. Kinney in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008.

Initially, we designed and manufactured customized heavy duty weight equipment for commercial gyms and college athletic programs. Over the years, our competitors sent an increasing portion of their manufacturing to China which made it difficult for us to compete on a price basis. By 2003, we discontinued our design and manufacturing efforts. We currently limit our activities to repairing, maintaining and servicing metal gym and heavy duty weight equipment for commercial gyms and health club facilities located in the Metropolitan New York Area.

Commercial gyms generally want damaged gym equipment to be fixed quickly to minimize out of service time. They often will engage us to make repairs, even if equipment is covered by a manufacturer’s warranty. We repair most types of commercial gym equipment, but tend to avoid work on exercise equipment that makes extensive use of cables or pulleys.

On occasion, we will agree to fix damages to a gym facility, such as handrails and banisters, itself while we are at the premises.

Mr. Kinney does most of the repairs himself. If necessary, he will also use an independent contractor to assist him with certain repairs. In general, we charge customers rates ranging from $100 to $150 per hour or $500 for half a day depending on the nature and complexity of the job required. We will request cash payments from new customers but accept payment terms of 30 to 45 days for established customers.

We maintain liability insurance of $2,000,000 but have had no litigation against us.

We do all of our work in the Metropolitan New York Area. Most of our work is referred to us by other customers and word-of-mouth. We do limited advertising.

A significant portion of our revenues (100% in 2007, 39.3% in 2006 and 85.21% during the nine months ended September 30, 2008) was derived from sales to one unrelated customer, Bally’s Total Fitness. This trend is likely to continue for the foreseeable future. We do not have any contract or other commitments from Bally’s. Bally’s has filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court. There is no way of knowing when or if Bally’s will emerge from bankruptcy. If we lost Bally’s as a customer or if the amount of work that we perform for Bally’s decreases significantly, our operations are likely to fail.

Competition

Competition is limited. Some gyms will use manufacturer warranties instead of engaging us. Other gyms will use handymen for easier repairs.

We compete by agreeing to quick turnaround times with repairs being performed at the customer facilities.

We cannot offer any assurances that our competitive strategy will be successful in the future.

Intellectual Property

We have no patents or trademarks.

Employees

At February 4, 2009, we had one employee, Thomas P. Kinney, our chief executive officer, who devotes fulltime to us. Compensation paid to Mr. Kinney includes the cost of him using his own equipment to make repairs and his own truck for traveling to customers. There is no written employment contract or agreement.

Property

Our office and mailing address is 220 Dupont Avenue, Newburgh, NY 12540. The space is provided to us by Mr. Kinney. Mr. Kinney incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

We also lease a workshop in Newburgh, NY from an unrelated party for $750 per month. There is no written lease.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Thomas P. Kinney	49	President, CEO, CFO and chairman
Terry Kowalsky	44	Director

Thomas P. Kinney – founded us as an unincorporated business in 1980 and has been involved in various aspects of the gym equipment business ever since. He has been employed in this role as a sole owner consistently since 1980.

Terry Kowalsky – became a director in November 2008. He has owned and managed local gyms for 15 years. From March 1999 to February 2006, he was general manager of the NewYork SportsClub, a privately-held gym in Croton, NY. Since March 2006 he has been a nuclear security officer for Entergy in Buchanan, NY.

Mr. Kowalsky is an independent director as defined by Regulation S-K, Item 407(a).

Our common stock is not listed on a national securities exchange and, therefore, we are not subject to any corporate governance requirements regarding independence of board or committee members. However, we have chosen the definition of independence contained in the Nasdaq Marketplace Rules. Under Nasdaq Marketplace Rule 4200(a)(15), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Both directors’ terms of office expire on November 30, 2009. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the TK Star board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by TK Star for any expenses incurred in attending directors' meetings provided that TK Star has the resources to pay these fees. TK Star will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Compensation Table

The following table shows, for the years ended December 31, 2008, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Thomas P. Kinney	2008	$77,057	-	-	$77,057
CEO	2007	$7,912	-	-	$7,912
	2006	$5,417	-	-	$5,417

Mr. Kinney uses his own vehicle and equipment when performing work for us. There is no employment contract with Mr. Kinney at this time; nor are there any agreements for compensation in the future. Mr. Kinney’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation and has received the level of compensation each month that permitted us to meet our obligations. Mr. Kinney’s compensation amounts will be more formalized if and when his annual compensation reaches $100,000.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

As of February 4, 2009, we had 11,250,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of February 4, 2009, of all directors and executive officers of TK Star; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Thomas P. Kinney	10,500,000	93.3%
Terry Kowalsky	(d)65,000	.6%

Officers and Directors as a group ( 2 members)	10,565,000(c)	93.9%
(a) The address for each person is 220 Dupont Avenue, Newburgh, NY 12540

(b) Unless otherwise indicated, TK Star believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) SEC Release 33-4819 states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. The number of shares indicated as being owned by all officers and directors takes this into account. Nevertheless, both Terry Kowalsky and his spouse Catherine Kowalsky disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

(d) Does not include 10,000 shares owned by Catherine E. Kowalsky, spouse of Terry Kowalsky, a Company director. Mr. Kowalsky disclaims any beneficial interest in or control over any of such 10,000 shares other than that which may be attributed to him by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of TK Star is Thomas P. Kinney, our chief executive officer.

TK Star has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.1). No amounts were outstanding under this agreement as of November 25, 2008. A summary of Exhibit 10.1 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Exhibit 10.1 is filed as part of our registration statement of which this prospectus is a part.

In November 2008, we sold 750,000 shares of our common stock in a private placement at $.001 per share to 39 individuals. Of the 750,000 shares sold in November 2008, 325,000 shares were sold to our outside counsel.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were founded as an unincorporated business in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008. TK Star is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

TK Star’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock. There are 11,250,000 shares of our common stock issued and outstanding at February 4, 2009, that are held by 40 shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

2purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering must offer their respective shares at a fixed price of $.01 per share for the duration of this offering even if our shares are quoted on the OTCBB. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our president who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or one year if purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer. Because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement in November 2008 the shares of our common stock covered by this registration statement will have met the 12 month holding period as of November 7, 2009

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (there is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000 the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

____________________________

2

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in TK Star to a broker-dealer as principal and the broker-dealer is acting as underwriter, TK Star will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement. Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a post effective amendment to our registration statement identifying such successors as selling stockholders.  Accordingly, a post effective amendment to our registration statement will be filed under these circumstances.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement in November 7, 2009 (except for our president who, as an underwriter, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Al selling stockholders of TK Star who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder shall be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of TK Star shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide TK Star with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related post effective amendment to our registration statement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 325,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of TK Star Design, inc. as of December 31, 2007 and 2006 and for the years then ended, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended September 30, 2008 and 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, TK Star became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov." You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

TK Star Design, Inc.

220 Dupont Avenue

Newburgh, NY 12540

845-591-5467

TK STAR DESIGN, INC.

December 31, 2007 and 2006

INDEX TO FINANCIAL STATEMENTS

Contents

Page(s)

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets at December 31, 2007 and 2006

F-3

Statements of Operations for the Years Ended December 31, 2007 and 2006

F-4

Statement of Stockholders’ Deficit

F-5

Statements of Cash Flows for the Years Ended December 31, 2007 and 2006

F-6

Notes to the Financial Statements

F-7

Interim Financial Statements for the interim period ended September 30, 2008 and 2007

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

TK Star Design, Inc.

Newburgh, New York

We have audited the accompanying balance sheets of TK Star Design, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TK Star Design, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that TK Star Design, Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficiency, a net operating deficit, and no source of funding all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

November 11, 2008

TK STAR DESIGN, INC.

Balance Sheets

ASSETS
	December 31, 2007	December 31, 2006
CURRENT ASSETS:
Accounts receivable	$7,177	$-
Total current assets	7,177	-

TOTAL ASSETS	$7,177	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accrued expenses	$10,000	$-
Total current liabilities	10,000	-

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 10,500,000 shares issued and outstanding	10,500	10,500
Additional paid-in capital	(10,500)	(10,500)
Accumulated deficit	(2,823)	-
Total stockholders’ deficit	(2,823)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,177	$-

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Statements of Operations

	For the Year ended December 31, 2007	For the Year ended December 31, 2006

Revenues	$53,396	$37,778

Expenses:
Operating	24,798	19,445
Shop and equipment	10,850	11,441
General and administrative	12,659	1,475
Compensation	7,912	5,417
Total	56,219	37,778

Net Loss	$(2,823)	$-

Net loss per common share - basic and diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	10,500,000	10,500,000

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Statement of Stockholders’ Deficit

For the Years Ended December 31, 2007 and 2006

	Common Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance January 1, 2006	10,500,000	$10,500	$(10,500)	$-	$-
Net loss	-	-	-	-	-
Balance, December 31, 2006	10,500,000	10,500	(10,500)	-	-
Net loss	-	-		(2,823)	(2,823)
Balance, December 31, 2007	10,500,000	$10,500	$(10,500)	$(2,823)	$(2,823)

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Statements of Cash Flows

	For the Year ended December 31, 2007	For the Year ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,823)	$-
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in accounts receivable	(7,177)	-
Increase in accrued expenses	10,000	-
Net Cash Provided by Operating Activities	-	-

CASH FROM FINANCING ACTIVITIES	-	-

CASH FROM INVESTING ACTIVITIES	-	-

INCREASE IN CASH	-	-
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$-	$-

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

December 31, 2007 and 2006

Notes to the Financial Statements

NOTE 1 - ORGANIZATION

TK Star Design, Inc. was founded as an unincorporated business in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008.

The Company repairs, maintains and services metal gym and heavy duty weight equipment for commercial gyms and health club facilities located in the Metropolitan New York Area

The merger of the unincorporated business (“Predecessor”) with TK Star Design, Inc. (“TK Star”) has been accounted for as a reverse acquisition for financial accounting purposes. The reverse merger is deemed a capital transaction and the net assets of Predecessor (the accounting acquirer) are carried forward to TK Star (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of TK Star and the assets and liabilities of Predecessor which are recorded at historical cost.  No value was given to the shares of common stock issued by the newly-formed corporation. Therefore, the shares were recorded to reflect the $.001 par value of $10,500 and paid in capital was recorded as a negative amount, ($10,500). In other words, no net value was assigned to these shares.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a calendar year end.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.  Net Loss Per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS No. 128”). Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of December 31, 2007 and 2006.

e.   Revenue Recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 Revenue Recognition, as amended by SAB No. 104. The Company records revenue when persuasive evidence of an arrangement exists, service has been completed, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

f.  Income Taxes

The Company operated as an unincorporated business until November 2008. That means that the results of its operations were included in the personal income tax returns of its owner.

No pro forma provision for income taxes assuming the Company had been taxed as a C corporation for federal and state income tax purposes has been presented because the Company did not have pretax income in any period presented.

The Company became a C corporation in November 2008 after which the Company will account for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the years ended December 31, 2007 and 2006.

g.  Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) ”), as amended by SEC Release No. 34-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the year ending December 31, 2009, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting. Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2007, the Company has a working capital deficiency, a net operating deficit, and no source of funding. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from contacts of its president. However, the Company cannot predict the likelihood of it being successful in its efforts to increase sales.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company was founded as an unincorporated business in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008, at which time 10,500,000 shares of common stock were issued to the Company’s president in exchange for the operations and assets of the business.

The Company is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock.

NOTE 5 – PRINCIPAL CUSTOMERS

One unrelated customer comprised all of the Company’s sales in 2007. In 2006, four unrelated customers comprised of 39.3%, 18.2%, 23.9% and 18.2% (or an aggregate of 99.6%) of the Company’s sales in 2006. The customer that made up 39.3% of sales in 2006 made up all of 2007 sales.

NOTE 6 – SUBSEQUENT EVENTS

In November 2008, the Company sold 750,000 shares of its common stock in a private placement at $.001 per share to 39 individuals. Of the 750,000 shares, 325,000 shares were sold to its outside counsel.

Agreement with President

The Company will incur costs estimated at $65,000 relating to the preparation and filing of a Registration Statement. This amount will be paid as and when necessary and required. The Company will also attempt to settle a portion of the amounts due using noncash consideration. The President of the Company has agreed to loan it the funds to cover the balance of these outstanding fees as same relate to legal fees and expenses to the extent that such liabilities cannot be extended or satisfied in other ways and the Company’s professionals insist upon payment. If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when the Company has the financial resources to do so.

TK STAR DESIGN, INC.

Balance Sheets

ASSETS
	September 30, 2008 (Unaudited)	December 31, 2007
CURRENT ASSETS:
Accounts receivable	$6,337	$7,177
Total current assets	6,337	7,177

TOTAL ASSETS	$6,337	$7,177

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accrued expenses	$13,500	$10,000
Total current liabilities	13,500	10,000

Stockholders' Deficit:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 99,000,000 shares authorized; 10,500,000 shares issued and outstanding	10,500	10,500
Additional paid-in capital	(10,500)	(10,500)
Accumulated deficit	(7,163)	(2,823)
Total stockholders’ deficit	(7,163)	(2,823)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$6,337	$7,177

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Statements of Operations

	For the Nine Months Ended September 30, 2008 (Unaudited)	For the Nine Months Ended September 30, 2007 (Unaudited)

Revenues	$74,045	$36,041

Expenses:
Operating	5,100	20,591
Shop and equipment	6,728	8,250
General and administrative	4,500	1,500
Compensation	62,057	5,700
Total	78,385	36,041

Net Loss	$(4,340)	$-

Net loss per common share - basic and diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	10,500,00	10,500,000

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Statements of Cash Flows

	For the Nine Months Ended September 30, 2008 (Unaudited)	For the Nine Months Ended September 30, 2007 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,340)	$-
Adjustments to reconcile net loss to net cash provided by operating activities:
Decrease in accounts receivable	840	-
Increase in accrued expenses	3,500	-
Net Cash Used by Operating Activities	-	-

CASH FROM FINANCING ACTIVITIES	-	-

CASH FROM INVESTING ACTIVITIES	-	-

INCREASE IN CASH	-	-
CASH AT BEGINNING OF YEAR	-	-
CASH AT END OF YEAR	$-	$-

See accompanying notes to the financial statements.

TK STAR DESIGN, INC.

Notes to the Financial Statements

September 30, 2008 and 2007

(Unaudited)

NOTE 1 – ORGANIZATION

TK Star Design, Inc. was founded as an unincorporated business in 1980 and became a corporation under the laws of the State of Nevada on November 3, 2008.

The Company repairs, maintains and services metal gym and heavy duty weight equipment for commercial gyms and health club facilities located in the Metropolitan New York Area

The merger of the unincorporated business (“Predecessor”) with TK Star Design, Inc. (“TK Star”) has been accounted for as a reverse acquisition for financial accounting purposes. The reverse merger is deemed a capital transaction and the net assets of Predecessor (the accounting acquirer) are carried forward to TK Star (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of TK Star and the assets and liabilities of Predecessor which are recorded at historical cost. No value was given to the shares of common stock issued by the newly-formed corporation. Therefore, the shares were recorded to reflect the $.001 par value of $10,500 and paid in capital was recorded as a negative amount, ($10,500). In other words, no net value was assigned to these shares.

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim financial statements for the nine months ended September 30, 2008 and 2007 and the related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by the U.S. GAAP for complete financial statements. The accompanying unaudited interim financial statements include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2008, the Company has a working capital deficiency, a net operating deficit, and no source of funding. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The Company will solicit sales based on all leads that it can obtain from contacts of its president. However, the Company cannot predict the likelihood of it being successful in its efforts to increase sales.

NOTE 4 – PRINCIPAL CUSTOMERS

One (1) unrelated customer (“Principal customer”) comprised 85.2% and 100.0% of the Company’s net sales for the nine months ended September 30, 2008 and 2007, respectively. The principal customer has filed for bankruptcy protection under Chapter 11 in the U.S. Bankruptcy Court. There is no way of knowing when or if it will emerge from bankruptcy. If the Company lost this customer or if the amount of work that it performs for the customer decreases significantly, the Company’s operations are likely to fail.

NOTE 5 – SUBSEQUENT EVENT

In November 2008, the Company sold 750,000 shares of its common stock in a private placement at $.001 per share (for an aggregate of $750) to 39 individuals. Of the 750,000 shares, 325,000 shares were sold to its outside counsel.

Agreement with President

The Company will incur costs estimated at $65,000 relating to the preparation and filing of a Registration Statement. This amount will be paid as and when necessary and required. The Company will also attempt to settle a portion of the amounts due using noncash consideration. The President of the Company has agreed to loan it the funds to cover the balance of these outstanding legal fees and expenses to the extent that such liabilities cannot be extended or satisfied in other ways and the Company’s professionals insist upon payment. If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when the Company has the financial resources to do so.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until May 11, 2009 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,746,100 Shares

TK Star Design, Inc.

Common Stock

PROSPECTUS

February 10, 2009

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

3

RISK FACTORS

3

USE OF PROCEEDS

9

SELLING STOCKHOLDERS

9

DETERMINATION OF OFFERING PRICE

12

DIVIDEND POLICY

12

MARKET FOR SECURITIES

12

NOTE REGARDING FORWARD-LOOKING STATEMENTS

13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

18

PRINCIPAL SHAREHOLDERS

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

20

DESCRIPTION OF CAPITAL STOCK

20

PLAN OF DISTRIBUTION

23

LEGAL MATTERS

27

EXPERTS

27

UNAUDITED INTERIM STATEMENTS

27

WHERE YOU CAN FIND MORE INFORMATION

27